Exhibit 99.1

 FOR IMMEDIATE RELEASE

Creative Realities to Restructure Debt Through Revolving Credit Facility

Provides Added Financial Flexibility and Path to Reduce Interest Going Forward

LOUISVILLE, KY – May 9, 2024 – Creative Realities, Inc. (“Creative Realities,” “CRI,” or the “Company”) (NASDAQ: CREX), a leading provider of digital signage and media solutions, today announced that it had signed a non-binding commitment letter with First Merchants Bank (“First Merchants”) for a $20 million senior secured revolving credit facility (the “Revolver”) with a $5 million accordion feature. A portion of the funds available from the Revolver will, upon closing, pay off all existing indebtedness of the Company. Along with closing costs and ancillary fees, the total amount of initial drawn funds on the Revolver is anticipated to be approximately $14.5 million at closing. Additional terms are disclosed in the Company’s Current Report on Form 8-K filed with the SEC on the date of this release. The parties intend to consummate the Revolver on or after May 17, 2024, subject to the completion of First Merchants’ due diligence, definitive documentation and customary terms and conditions.

“I’m very pleased to announce our intent to refinance the Company’s credit facilities with First Merchants as soon as next week,” said Rick Mills, Chief Executive Officer. “The contemplated credit facility with First Merchants provides a conventional revolver structure without prepayment penalties and eliminates fixed amortization payments, allowing the flexibility to draw as needed for growth capital as well as to reduce interest expense going forward. We are focused on de-levering the Company and taking appropriate steps to strengthen the balance sheet and migrate to an optimal capital structure. This new facility will accomplish both – and prepares us for the next stage in CRI’s growth trajectory. Through performance, the Company has availed itself of the opportunity to refinance despite headwinds and uncertainty in debt markets. We also want to take this opportunity to thank Slipstream Communications, LLC, and its parent company, Pegasus Capital Advisors, for supporting management’s vision to build a world-class digital signage and media platform. We look forward to an ongoing relationship with Slipstream as a significant shareholder.”

About Creative Realities, Inc.

Creative Realities helps clients use place-based digital media to achieve business objectives such as increased revenue, enhanced customer experiences, and improved productivity. The Company designs, develops and deploys digital signage experiences for enterprise-level networks, and is actively providing recurring SaaS and support services across diverse vertical markets, including but not limited to retail, automotive, digital-out-of-home (DOOH) advertising networks, convenience stores, foodservice/QSR, gaming, theater, and stadium venues.

Cautionary Note on Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and includes, among other things, discussions of our business strategies, product releases, future operations and capital resources. Words such as "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance, conditions or results. They are based on the opinions, estimates and beliefs of management as of the date such statements are made, and they are subject to known and unknown risks, uncertainties, assumptions and other factors, many of which are outside of our control, that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Some of these risks are discussed in the “Risk Factors” section contained in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, as amended, and the Company’s subsequent filings with the U.S. Securities and Exchange Commission. Important factors, among others, that may affect actual results or outcomes include: our ability to consummate the refinancing transaction contemplated by the Revolver, our strategy for customer retention, growth, product development, market position, financial results and reserves, our ability to execute on our business plan, our ability to retain key personnel, our ability to remain listed on the Nasdaq Capital Market, our ability to realize the revenues included in our future guidance and backlog reports, our ability to satisfy our upcoming debt obligations, contingent liabilities and other liabilities, the ability of the Company to continue as a going concern, potential litigation, supply chain shortages, and general economic and market conditions impacting demand for our products and services. Readers should not place undue reliance upon any forward-looking statements. We assume no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact

Christina Davies

cdavies@ideagrove.com

Investor Relations:

Chris Witty

cwitty@darrowir.com

646-438-9385

ir@cri.com

https://investors.cri.com/